Exhibit 99.1

Vivid Seats Reports Second Quarter 2025 Results

Announces $25 Million Cost Reduction Program

CHICAGO, IL – August 5, 2025 – Vivid Seats Inc. (NASDAQ: SEAT) (“Vivid Seats” or “we”), a leading marketplace that utilizes its technology platform to connect millions of buyers with thousands of ticket sellers across hundreds of thousands of events each year, today provided financial results for the second quarter ended June 30, 2025.

"We continued to navigate a challenging industry backdrop in the second quarter as we saw pressure on consumer spending coupled with continued competitive intensity in performance marketing channels,” said Stan Chia, Vivid Seats CEO. “Industry monthly volume trends have been unpredictable while competitive intensity persists near peak levels. While near-term growth is under pressure, we continue to view live events as an attractive long-term opportunity with durable supply and demand tailwinds. We have identified $25 million of annualized cost savings that we expect to fully action by the end of 2025. This cost reduction program will both right-size the organization for the current environment and drive enhanced long-term efficiency to ensure Vivid Seats can offer a leading value proposition to fans and sellers over the long-term. We are taking decisive action to strengthen our foundation for the future.”

Second Quarter 2025 Key Operational and Financial Metrics

•
Marketplace GOV of $685.5 million – down 31% from $998.1 million in Q2 2024
•
Revenues of $143.6 million – down 28% from $198.3 million in Q2 2024
•
Net loss of $263.3 million – down $262.1 million from net loss of $1.2 million in Q2 2024
•
Adjusted EBITDA of $14.4 million – down $29.8 million from $44.2 million in Q2 2024

"We intend to utilize a portion of the savings generated by our cost reduction program to be more competitive across key levers to stabilize top line as we look to 2026 and beyond,” said Lawrence Fey, Vivid Seats CFO. “We anticipate positive cash flow in the third quarter due to a combination of typical seasonality improvements and a belief that the degree of June’s industry volume softness was atypical.”

Key Business Metrics and Non-U.S. GAAP Financial Measure

We use the following metrics to evaluate our performance, identify trends, formulate financial projections, and make strategic decisions. We believe these metrics provide useful information to investors and others in understanding and evaluating our results of operations in the same manner as management.

The following table summarizes our key business metrics and non-U.S. GAAP financial measure for the three and six months ended June 30, 2025 and 2024 (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Marketplace GOV(1)	$685,488	$998,065	$1,505,847	$2,026,543
Marketplace orders(2)	2,173	3,097	4,469	5,974
Resale orders(3)	97	101	202	200
Adjusted EBITDA(4)	$14,356	$44,178	$36,077	$83,096
(1)
Marketplace Gross Order Value (“Marketplace GOV”) represents the total transactional amount of Marketplace orders processed on our online platform during a period, inclusive of fees, exclusive of taxes and net of event cancellations. During the three and six months ended June 30, 2025, event cancellations negatively impacted our Marketplace GOV by $20.3 million and $35.8 million, respectively, compared to $21.2 million and $39.4 million during the three and six months ended June 30, 2024, respectively.
(2)
Marketplace orders represent the total volume of Marketplace segment transactions processed on our online platform during a period, net of event cancellations. During the three and six months ended June 30, 2025, our Marketplace segment experienced 47,845 and 90,198 event cancellations, respectively, compared to 52,392 and 102,441 event cancellations during the three and six months ended June 30, 2024, respectively.
(3)
Resale orders represent the total volume of Resale segment transactions processed on a given platform (including our own) during a period, net of event cancellations. During the three and six months ended June 30, 2025, our Resale segment experienced 1,276 and 2,161 event cancellations, respectively, compared to 1,211 and 2,083 event cancellations during the three and six months ended June 30, 2024, respectively.

(4)
Adjusted EBITDA is a non-U.S. GAAP financial measure that we believe provides useful information to investors and others in understanding and evaluating our operating results and serves as a useful measure for making period-to-period comparisons of our business performance. See the “Adjusted EBITDA” section below for more information, including a reconciliation of adjusted EBITDA to net income (loss), its most directly comparable U.S. GAAP financial measure.

2025 Financial Outlook

Vivid Seats is not providing guidance for the year ending December 31, 2025 at this time.

Reverse Stock Split

As previously announced, our Board of Directors and stockholders have approved a 1-for-20 reverse stock split of our Class A and Class B common stock, effective at 5:00 p.m. Eastern Time today. Our Class A common stock will begin trading on the Nasdaq Global Select Market on a split-adjusted basis under the existing ticker symbol “SEAT” when the market opens on August 6, 2025.

Webcast Details

Vivid Seats will host a webcast at 8:30 a.m. Eastern Time today to discuss the second quarter 2025 financial results and business updates. Participants may access the live webcast and supplemental earnings presentation on the events page of the Vivid Seats Investor Relations website at https://investors.vividseats.com/events-and-presentations.

About Vivid Seats

Founded in 2001, Vivid Seats is a leading online ticket marketplace committed to becoming the ultimate partner for connecting fans to the live events, artists, and teams they love. Based on the belief that everyone should “Experience It Live,” the Chicago-based company provides exceptional value by providing one of the widest selections of events and tickets in North America and an industry leading Vivid Seats Rewards program where all fans earn on every purchase. Through its proprietary software and unique technology, Vivid Seats drives the consumer and business ecosystem for live event ticketing and enables the power of shared experiences to unite people. Vivid Seats has been recognized by Newsweek as one of America’s Best Companies for Customer Service in ticketing. Fans who want to have the best live experiences can start by downloading the Vivid Seats mobile app, going to vividseats.com, or calling 866-848-8499.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. Words such as “anticipate,” “believe,” “can,” “continue,” “could,” “design,” “estimate,” “expect,” “forecast,” “future,” “goal,” “intend,” “likely,” “may,” “plan,” “project,” “propose,” “seek,” “should,” “target,” “will,” and “would,” as well as similar expressions which predict or indicate future events and trends or which do not relate to historical matters, are intended to identify such forward-looking statements. The forward-looking statements in this press release relate to, without limitation: our future operating results and financial position; our expectations with respect to live event industry growth, concert supply, and our TAM and competitive positioning; our business strategy; the expected savings under our cost reduction program; and the plans and objectives of management for future operations. Forward-looking statements are not guarantees of future performance, conditions, or results, and are subject to risks, uncertainties, and assumptions that can be difficult to predict and/or are outside of our control. Therefore, actual results may differ materially from those contemplated by any forward-looking statements. Important factors that could cause or contribute to such differences include, but are not limited to: our ability to generate sufficient cash flows and/or raise additional capital when necessary or desirable; the supply and demand of live concert, sporting, and theater events; the impact of adverse economic conditions and other factors affecting discretionary consumer and corporate spending; our ability to maintain and develop our relationships with ticket buyers, sellers, and partners; our ability to compete in the ticketing industry; our ability to continue to maintain and improve our platform and to successfully develop new and improved solutions and enhancements; the impact of extraordinary events, including disease epidemics; our ability to identify suitable acquisition targets, to complete planned acquisitions, and to realize the expected benefits of completed acquisitions and other strategic investments; our ability to comply with applicable laws and regulations; the impact of unfavorable outcomes in legislation and legal proceedings; our ability to maintain the integrity of our information systems and infrastructure, and to identify, assess, and manage relevant cybersecurity risks; our ability to achieve the anticipated benefits of the reverse stock split of our common stock and/or our cost reduction program; and other factors discussed in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of our most recent Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, and other filings with the Securities and Exchange Commission. You should not place undue reliance on forward-looking statements, which speak only as of the date of this press release. Except as required by applicable law, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Contacts:

Investors

Kate Africk

Kate.Africk@vividseats.com

Media

Julia Young

Julia.Young@vividseats.com

VIVID SEATS INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share data) (Unaudited)

	June 30,	December 31,
	2025	2024
Assets
Current assets:
Cash and cash equivalents	$153,007	$243,482
Restricted cash	979	1,166
Accounts receivable – net	49,530	48,315
Inventory – net	32,621	19,601
Prepaid expenses and other current assets	28,796	32,607
Total current assets	264,933	345,171
Property and equipment – net	13,401	12,567
Right-of-use assets – net	11,396	12,008
Intangible assets – net	198,152	233,116
Goodwill – net	649,418	943,119
Deferred tax assets – net	1,260	77,967
Investments	6,674	6,929
Other assets	4,034	5,219
Total assets	$1,149,268	$1,636,096
Liabilities, redeemable noncontrolling interests, and shareholders' equity
Current liabilities:
Accounts payable	$204,241	$232,984
Accrued expenses and other current liabilities	138,912	165,047
Deferred revenue	19,977	23,804
Current maturities of long-term debt	3,950	3,950
Total current liabilities	367,080	425,785
Long-term debt – net	384,998	384,960
Long-term lease liabilities	17,673	18,731
TRA liability	795	155,720
Other liabilities	32,563	36,865
Total liabilities	803,109	1,022,061
Commitments and contingencies
Redeemable noncontrolling interests	128,822	352,922
Shareholders' equity:
Class A common stock, $0.0001 par value; 500,000,000 shares authorized, 148,060,865 and 143,819,497 shares issued and outstanding at June 30, 2025 and December 31, 2024, respectively	14	14
Class B common stock, $0.0001 par value; 250,000,000 shares authorized, 76,225,000 shares issued and outstanding at June 30, 2025 and December 31, 2024	8	8
Additional paid-in capital	1,384,399	1,267,710
Treasury stock, at cost, 17,715,581 and 11,433,749 shares at June 30, 2025 and December 31, 2024, respectively	(91,705)	(75,568)
Accumulated deficit	(1,075,788)	(930,171)
Accumulated other comprehensive income (loss)	409	(880)
Total shareholders' equity	217,337	261,113
Total liabilities, redeemable noncontrolling interests, and shareholders' equity	$1,149,268	$1,636,096

VIVID SEATS INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands) (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Revenues	$143,566	$198,316	$307,589	$389,168
Costs and expenses:
Cost of revenues (exclusive of depreciation and amortization shown separately below)	42,429	48,765	86,954	98,348
Marketing and selling	53,800	70,114	117,912	137,861
General and administrative	46,272	61,053	94,354	103,420
Depreciation and amortization	12,341	10,502	23,966	20,985
Impairment charges	320,449	—	320,449	—
Total costs and expenses	475,291	190,434	643,635	360,614
Income (loss) from operations	(331,725)	7,882	(336,046)	28,554
Interest expense – net	5,634	5,324	11,299	10,406
Other expense (income) – net	(150,197)	3,202	(154,351)	5,784
Loss on extinguishment of debt	—	—	801	—
Income (loss) before income taxes	(187,162)	(644)	(193,795)	12,364
Income tax expense	76,165	577	79,320	2,846
Net income (loss)	(263,327)	(1,221)	(273,115)	9,518
Net income (loss) attributable to redeemable noncontrolling interests	(123,652)	(160)	(127,498)	4,505
Net income (loss) attributable to Class A common stockholders	$(139,675)	$(1,061)	$(145,617)	$5,013

VIVID SEATS INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands) (Unaudited)

	Six Months Ended June 30,
	2025	2024
Cash flows from operating activities
Net income (loss)	$(273,115)	$9,518
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	23,966	20,985
Amortization of leases	720	843
Amortization of deferred financing costs	485	453
Equity-based compensation	22,403	27,600
Change in fair value of Intermediate Warrants	(4,849)	(1,761)
Loss on asset disposals	196	122
Change in fair value of derivative asset	573	81
Deferred income tax expense	76,707	156
Non-cash interest expense (income) – net	334	(291)
Foreign currency loss (gain) – net	(3,574)	5,798
Loss on extinguishment of debt	801	—
Adjustment of liabilities under TRA	(149,172)	—
Impairment charges	320,449	—
Write-off of 2024 Sponsorship Loan	2,024	—
Changes in operating assets and liabilities:
Accounts receivable – net	(906)	(10,644)
Inventory – net	(13,018)	(9,245)
Prepaid expenses and other current assets	3,613	2,541
Accounts payable	(29,394)	10,084
Accrued expenses and other current liabilities	(28,104)	(25,803)
Deferred revenue	(3,826)	(4,505)
Long-term lease liabilities	(1,085)	—
Other assets and liabilities – net	864	(573)
Net cash provided by (used in) operating activities	(53,908)	25,359
Cash flows from investing activities
Purchases of property and equipment	(2,043)	(378)
Purchases of personal seat licenses	(960)	(737)
Investments in developed technology	(8,341)	(9,433)
Purchases of seat images	(321)	—
Net cash used in investing activities	(11,665)	(10,548)
Cash flows from financing activities
Payments of 2022 First Lien Loan	—	(689)
Payments of Shoko Chukin Bank Loan	—	(2,655)
Proceeds from 2024 First Lien Loan	—	125,500
Repurchases of Class A common stock	(15,862)	(20,069)
Payments of taxes related to net settlement of equity incentive awards	(1,742)	(565)
Tax distributions to redeemable noncontrolling interests	(1,689)	(6,414)
Payments of liabilities under TRA	(4,005)	(77)
Payments of deferred financing costs and other debt-related expenses	(162)	(315)
Payments of 2024 First Lien Loan	(76,986)	—
Proceeds from 2025 First Lien Loan	76,986	—
Payments of 2025 First Lien Loan	(983)	—
Payments toward Acquired Domain Name Obligation	(1,000)	—
Net cash provided by (used in) financing activities	(25,443)	94,716
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	354	(1,536)
Net increase (decrease) in cash, cash equivalents, and restricted cash	(90,662)	107,991
Cash, cash equivalents, and restricted cash – beginning of period	244,648	132,434
Cash, cash equivalents, and restricted cash – end of period	$153,986	$240,425
Supplemental disclosures of cash flow information
Cash paid for interest	$14,883	$16,108
Cash paid for income taxes	$1,953	$3,285

Adjusted EBITDA

We present adjusted EBITDA, which is a non-U.S. GAAP financial measure, because it is a key measure used by analysts, investors, and others to evaluate companies in our industry. Adjusted EBITDA is also used by management to make operating decisions, including those related to analyzing operating expenses, evaluating performance, and performing strategic planning and annual budgeting.

We believe adjusted EBITDA is a useful measure for understanding, evaluating, and highlighting trends in our operating results and for making period-to-period comparisons of our business performance because it excludes the impact of items that are outside of our control and/or not reflective of ongoing performance related directly to the operation of our business.

Adjusted EBITDA is not based on any comprehensive set of accounting rules or principles and should not be considered a substitute for, or superior to, financial measures calculated in accordance with U.S. GAAP. Adjusted EBITDA does not reflect all amounts associated with our operating results as determined in accordance with U.S. GAAP and specifically excludes certain recurring costs such as income tax expense, interest expense – net, depreciation and amortization, sales tax liabilities, transaction costs, equity-based compensation, litigation, settlements, and related costs, change in fair value of warrants, loss on asset disposals, change in fair value of derivative asset, foreign currency loss (gain) – net, loss on extinguishment of debt, adjustment of liabilities under our Tax Receivable Agreement, impairment charges, and severance compensation. In addition, other companies may calculate adjusted EBITDA differently than we do, thereby limiting its usefulness as a comparative tool. We compensate for these limitations by providing specific information regarding the U.S. GAAP amounts that are excluded from our presentation of adjusted EBITDA.

The following table presents a reconciliation of adjusted EBITDA to net income (loss), the most directly comparable U.S. GAAP financial measure, for the three and six months ended June 30, 2025 and 2024 (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Net income (loss)	$(263,327)	$(1,221)	$(273,115)	$9,518
Adjustments to reconcile net income (loss) to adjusted EBITDA:
Income tax expense	76,165	577	79,320	2,846
Interest expense – net	5,634	5,324	11,299	10,406
Depreciation and amortization	12,341	10,502	23,966	20,985
Sales tax liability(1)	431	4,819	(1,360)	2,088
Transaction costs(2)	2,172	3,507	7,881	5,406
Equity-based compensation(3)	11,652	19,112	22,403	27,600
Litigation, settlements, and related costs(4)	352	4	705	7
Change in fair value of warrants(5)	(1,734)	(1,301)	(4,849)	(1,761)
Loss on asset disposals(6)	149	20	196	122
Change in fair value of derivative asset(7)	223	43	573	81
Foreign currency loss (gain) – net(8)	(1,533)	2,792	(3,574)	5,798
Loss on extinguishment of debt(9)	—	—	801	—
Adjustment of liabilities under TRA(10)	(149,172)	—	(149,172)	—
Impairment charges(11)	320,449	—	320,449	—
Severance compensation(12)	554	—	554	—
Adjusted EBITDA	$14,356	$44,178	$36,077	$83,096
(1)
During the periods presented, we accrued for additional uncollected indirect tax liabilities in jurisdictions where we expect to remit payment to U.S. and foreign governmental tax authorities before all required amounts are collected from the customer. We also received abatements and recognized other reductions to the balance of the liability related to uncollected indirect taxes (including sales taxes).
(2)
Consists of: (i) legal, accounting, tax, and other professional fees; (ii) personnel costs related to retention bonuses; (iii) integration costs; and (iv) other transaction-related expenses, none of which are considered indicative of our core operating performance. Costs in the three and six months ended June 30, 2025 primarily related to potential strategic transactions that were explored during the period, the refinancing of our first lien loan, repurchases of our Class A common stock, and various strategic investments. Costs in the three and six months ended June 30, 2024 primarily related to the refinancing of our first lien loan, repurchases of our Class A common stock, acquisitions, and various strategic investments.
(3)
Costs in the three and six months ended June 30, 2025 primarily related to equity granted pursuant to our 2021 Incentive Award Plan (as amended, the “2021 Plan”), which is not considered indicative of our core operating performance. Costs in the three and six months ended June 30, 2024 primarily related to equity granted pursuant to the 2021 Plan and profits interests issued prior to the October 2021 transaction pursuant to which Horizon Acquisition Corporation merged with and into us (the “Merger Transaction”), neither of which are considered indicative of our core operating performance.
(4)
Relates to external legal costs, settlement costs, and insurance recoveries, none of which are considered indicative of our core operating performance.

(5)
Relates to the revaluation of warrants to purchase common units of Hoya Intermediate, LLC held by Hoya Topco, LLC following the Merger Transaction, which is not considered indicative of our core operating performance.
(6)
Relates to disposals of fixed assets, which are not considered indicative of our core operating performance.
(7)
Relates to the revaluation of derivatives recorded at fair value, which is not considered indicative of our core operating performance.
(8)
Relates to net losses (gains) resulting from the impact of exchange rate changes on transactions denominated in non-functional currencies, which are not considered indicative of our core operating performance.
(9)
Relates to losses incurred during the six months ended June 30, 2025 in connection with the extinguishment of our former first lien term loan, which are not considered indicative of our core operating performance.
(10)
Relates to the remeasurement of the Tax Receivable Agreement liability, which is not considered indicative of our core operating performance.
(11)
Relates to non-cash impairment charges related to our goodwill and certain indefinite-lived intangible assets triggered by the effects of recent declines in our financial performance, near-term outlook and Class A common stock price, among other factors, during the three and six months ended June 30, 2025.
(12)
Relates to severance-related payments paid to terminated employees as a result of a reduction in employee headcount during the three and six months ended June 30, 2025. The reduction was part of our strategic cost reduction program and is not considered indicative of our core operating performance.